EXHIBIT 13 UNDER FORM N-1A
                                              EXHIBIT 99 UNDER ITEM 601/REG. S-K


                                 January 1, 1998



Federated Core Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA  15222-3779

Ladies and Gentlemen:

      With respect to our purchase from you of shares of beneficial interest the "Initial Shares" of each of the following series (each a "Fund") of Federated Core Trust (the "Trust"):

                  High-Yield Bond Portfolio

we hereby advise you that we are purchasing the Initial Shares of the Fund for investment purposes with no present intention to dispose of them either through resale to others or redemption by the Trust.

                                    Very truly yours,

                                    Investment Company




                                    Name:   __________________
                                    Title:  ____________________